UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2023

AutoZone, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	1-10714	62-1482048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Front Street, Memphis, Tennessee 38103
(Address of Principal Executive Offices) (Zip Code)

(901) 495-6500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AZO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2023, William C. Rhodes, III, Chairman, President and Chief Executive Officer, Customer Satisfaction, notified the Board of Directors (the “Board”) of AutoZone, Inc. (the "Company") of his intention to relinquish his roles as President and Chief Executive Officer, effective January 2024. The Board intends to appoint Mr. Rhodes to the role of Executive Chairman at such time.

Also on June 24, 2023, the Board appointed Philip B. Daniele, III to the additional role of CEO-Elect, effective immediately. The Board intends to appoint Mr. Daniele to the role of Chief Executive Officer and also appoint Mr. Daniele to serve on the Board of Directors, concurrent with Mr. Rhodes’ transition to the role of Executive Chairman in January 2024.

Mr. Daniele, 54, has served as the Company’s Executive Vice President, Merchandising, Marketing and Supply Chain, Customer Satisfaction since June 2021 and will continue to serve in that role until January of 2024. Previously, he served as Senior Vice President, Commercial from 2015 to 2021, Vice President, Commercial Support from 2013 to 2015 and Vice President, Merchandising from 2008 to 2013. He was also a Divisional Vice President, Store Operations from 2005 to 2008. Prior to 2005, Mr. Daniele held several other key management positions within the Company.

In connection with his appointment as Chief Executive Officer in January 2024, Mr. Daniele’s annual base salary will be increased to $1,000,000 with a bonus target of 130% of base salary. He is also expected to receive long-term incentive awards for fiscal year 2024 consisting of non-qualified stock options with an estimated grant date fair value of $7,200,000.

There are no arrangements or understandings between Mr. Daniele and any other person pursuant to which Mr. Daniele was selected as an officer or member of the Board, there are no family relationships between Mr. Daniele and any director or other officer of the Company, and there are no transactions in which the Company is a party and in which Mr. Daniele has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On June 26, 2023, the Company issued a press release announcing the leadership transition plan discussed above, which press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2023

AUTOZONE, INC.

By:	/s/ Jenna M. Bedsole
Name:	Jenna M. Bedsole
Title:	Senior Vice President, General Counsel & Secretary